UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 28, 2013

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

205 Newbury Street, Suite 101
Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:
508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Pursuant to a Patent Assignment and License Agreement entered into by and among HeartWare, Inc., a wholly owned subsidiary of HeartWare International, Inc. (the “Company”), Paul A. Spence, M.D. (the “Selling Stockholder”) and SCR, Inc., dated as of December 28, 2012 (the “Patent Assignment and License Agreement”), the Company was obligated to prepare and file with the Securities and Exchange Commission a prospectus supplement under its Shelf Registration Statement (Registration No. 333-171054) covering the resale of 13,527 shares of Common Stock of the Company (the “Shares”) issued to the Selling Stockholder in connection with the Patent Assignment and License Agreement.

The opinion of Lawrence J. Knopf, Senior Vice President of and General Counsel to HeartWare International, Inc., dated March 28, 2013, is provided in connection with the registration of the Shares and is attached hereto as Exhibit 5.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
5	Opinion of Lawrence J. Knopf, Senior Vice President and General Counsel of HeartWare International, Inc., dated March 28, 2013.
23.1	Consent of Lawrence J. Knopf, Senior Vice President and General Counsel of HeartWare International, Inc. (included in Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: March 28, 2013	By:	/s/ Lawrence J. Knopf
Name: Lawrence J. Knopf
Title: Senior Vice President and General Counsel